EXHIBIT 23


                       CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

          As independent public accountants, we hereby consent to the incorporation by reference of our report included in this Form 10-K, into the Company's previously filed Form S-8 Registration Statements filed on May 11, 1982 (Reg. No. 2-77451), November 22, 1982 (Reg. No. 2-80506), July 13, 1988 (Reg. No. 33-23059), June
          12, 1989 (Reg. No.  33-29277), and September 24, 1990 (Reg. No.  33-
          36872).





          ARTHUR ANDERSEN LLP

          Houston, Texas
          June 19, 1996